As filed with the Securities and Exchange Commission on February 1, 2019

Registration No. 333-228510

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Puyi Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	8900	Not applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

42F, Pearl River Tower

No. 15 Zhujiang West Road, Zhujiang New Town, Tianhe, Guangzhou

Guangdong Province, People’s Republic of China

Tel: +86-020-28381666

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cogency Global Inc.

10 E. 40th Street, 10th Floor,

New York, NY 10016

+1-212-947-7200

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Copies to:

Kefei Li, Esq. Sidley Austin LLP Suite 608, Tower C2, Oriental Plaza No. 1 East Chang An Avenue, Dong Cheng District Beijing 100738, People’s Republic of China Tel: +86-10-5905-5588	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 (202) 567-6417

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum offering price per share(1)	Amount of registration fee(3)
Ordinary shares, par value $0.001 per share(2)	$40,000,000	$4,848

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Previously paid.

Explanatory note:

This Amendment No. 2 is being filed solely for the purpose of filing exhibit 1.1, 4.1 and 10.28 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on December 28, 2018. Accordingly, this Amendment No. 2 consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The post-offering amended and restated articles of association that we expect to adopt to become effective immediately prior to the completion of this offering provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such only if they acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, only if they had no reasonable cause to believe that their conduct was unlawful.

We will enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

Purchaser	Date of Sale or Issuance	No. of Ordinary Shares	Consideration	Securities Registration Exemption
Worldwide Success Group	August 6, 2018	79,232,000	US$79,232	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Future One Holdings Limited	August 6, 2018	768,000	US$768	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Fanhua Inc.	September 5, 2018	4,033,600	US$1,468,976.8	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903

All issuances of ordinary shares to these shareholders were deemed to be exempt under the Securities Act by virtue of Section 4(2) thereof as transactions not involving any public offering. In addition, the issuance of such shares was deemed not to fall within Section 5 under the Securities Act and to be further exempt under Rule 901 and 903 of Regulation S by virtue of being issuances of securities by non-U.S. companies to non-U.S. citizens or residents, conducted outside the United States and not using any element of interstate commerce. None of the transactions involved an underwriter.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Exhibit title
1.1	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2**	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (effective immediately prior to the closing of this offering)
4.1	Specimen Share Certificate for ordinary shares
4.2**	Form of Chengdu Puyi Bohui Information Technology Co., Ltd. Equity Entrustment Agreement (same as Exhibit 10.23)
4.3**	Purchase Agreement between Fanhua Inc. and Puyi Inc. dated September 5, 2018 (same as Exhibit 10.26)
4.4*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.5)
4.5*	Form of Deposit Agreement, among the Registrant, the Depositary and Beneficial Owners of the American Depositary Receipts
5.1**	Opinion of Walkers regarding the validity of the ordinary shares being registered and certain other legal matters
8.1**	Form of opinion of GFE Law Office with respect to tax matters (included in Exhibit 99.2)
8.2**	Opinion of Walkers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**	Instrument of Transfer between Worldwide Success Group Limited and Advance Tycoon Limited dated August 31, 2018
10.2**	Instrument of Transfer between Worldwide Success Group Limited and Danica Surge Limited dated August 31, 2018
10.3**	Instrument of Transfer between Worldwide Success Group Limited and Winter Dazzle Limited dated August 31, 2018
10.4**	Equity Interest Transfer Agreement between Yu Haifeng and Chengdu Puyi Bohui Information Technology Co., Ltd. dated August 7, 2018
10.5**	Equity Interest Transfer Agreement between Yu Haifeng and Renshou Xinrui Enterprises Management Center (Limited Partnership) dated August 7, 2018
10.6**	Share Transfer Agreement between Chengdu Puyi Bohui Information Technology Co., Ltd. and Renshou Xinrui Enterprises Management Center (Limited Partnership) & Yu Haifeng dated December 28, 2016
10.7**	Share Transfer Agreement between Li Shaogang & Dai Zijian and Tibet Zhuli Investment Co., Ltd & Guangdong Fanhua Puyi Asset Management Co., Ltd. dated May 22, 2018
10.8**	Equity Transfer Agreement between Yu Haifeng & Renshou Xinrui Enterprises Management Center (Limited Partnership) and Chengdu Puyi Bohui Information Technology Co., Ltd dated June 5, 2018
10.9**	Share Transfer Agreement between Shao Yanhui & Diao Yi and Dai Zijian & Li Shaogang dated March 20, 2017
10.10**	Equity Transfer Agreement between Shenzhen Chuangjia Investment Partnership (Limited Partnership) and Yang Yuanfen dated July 16, 2018
10.11**	Equity Transfer Agreement between Shenzhen Chuangjia Investment Partnership (Limited Partnership) and Yu Haifeng dated July 16, 2018
10.12**	Equity Interest Transfer Agreement between Shenzhen Yingjiasheng Investment Partnership (Limited Partnership) and Yu Haifeng dated March 14, 2016
10.13**	Equity Transfer Agreement between Tang Jianping and Guangdong Fanhua Puyi Asset Management Co., Ltd dated July 3, 2018
10.14**	Form of Employment Agreement between the Registrant and its chief executive officers
10.15**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.16**	Exclusive Technology and Consultancy Services Agreement between Puyi Enterprises Management Consulting Co., Ltd. and Chengdu Puyi Bohui Information Technology Co., Ltd. dated September 6, 2018
10.17**	Equity Interest Pledge Agreement among Puyi Enterprises Management Consulting Co., Ltd.,Yu Haifeng, Yang Yuanfen and Chengdu Puyi Bohui Information Technology Co., Ltd. dated September 6, 2018
10.18**	Exclusive Option Agreement among Puyi Enterprises Management Consulting Co., Ltd.,Haifeng Yu, Yuanfen Yang and Chengdu Puyi Bohui Information Technology Co., Ltd. dated September 6, 2018
10.19**	Spouse Consent Letter provided by Xiao Qi, Yu Haifeng’s spouse, dated September 6, 2018
10.20**	Spouse Consent Letter provided by Cheng Jianping, Yang Yuanfen’s spouse, dated September 6, 2018
10.21**	Powers of Attorney granted by Yu Haifeng dated September 6, 2018
10.22**	Powers of Attorney granted by Yang Yuanfen dated September 6, 2018
10.23**	Form of Chengdu Puyi Bohui Information Technology Co., Ltd. Equity Entrustment Agreement
10.24**	Equity Transfer Agreement between Beijing Trans-Link Investment Co., Ltd. And Chengdu Puyi Bohui Information Technology Co., Ltd. dated September 3, 2018
10.25**	Supplemental Agreement to Exhibit 10.24 dated September 19, 2018
10.26**	Purchase Agreement between Fanhua Inc. and Puyi Inc. dated September 5, 2018
10.27**	2018 Share Incentive Plan
10.28	Form of Escrow Agreement
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of Marcum Bernstein & Pinchuk LLP
23.2**	Consent of Walkers (included in Exhibit 5.1)
23.3**	Consent of GFE Law Office (included in Exhibit 99.2)
23.4**	Consent of China Insights Consultancy
23.5**	Consent of Luo Jidong
23.6**	Consent of Zhang Jianjun
24.1**	Power of Attorney (previously included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant.
99.2**	Form of opinion of GFE Law Office regarding certain PRC law matters

*	To be filed by amendment.
**	Previously filed

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on February 1, 2019.

Puyi Inc.

By:	/s/ Yu Haifeng
Name:	Yu Haifeng
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yu Haifeng	Chief Executive Officer, Director	February 1, 2019
Yu Haifeng	(Principal Executive Officer)

/s/ Hu Anlin	Chief Financial Officer, Vice President, Director	February 1, 2019
Hu Anlin	(Principal Financial and Accounting Officer)

*	Director	February 1, 2019
Hu Yinan

*	Independent Director	February 1, 2019
Luo Jidong

*	Independent Director	February 1, 2019
Zhang Jianjun

* By:	/s/ Yu Haifeng
Yu Haifeng
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Puyi Inc. has signed this registration statement or amendment thereto in New York on February 1, 2019.

Authorized U.S. Representative

Tel: 800.221.0102

Cogency Global Inc.

By:	/s/ Siu Fung Ming
Name: Siu Fung Ming
Title: Authorized Person